UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  December 16, 2024

HELEN OF TROY LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

Clarendon House
2 Church Street
Hamilton, Bermuda
(Address of principal executive offices)

One Helen Of Troy Plaza
El Paso, Texas 79912
(Registrant's United States mailing address)

915-225-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value per share	HELE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Helen of Troy Limited, a Bermuda company (the “Company”), is party to a Credit Agreement, by and among the Company, Helen of Troy Texas Corporation, a Texas corporation (the “Borrower”), Bank of America, N.A., and the other lenders party thereto (the “Credit Agreement”). A principal amount of $235.0 million was borrowed on a revolving basis under the Credit Agreement in connection with the closing of the acquisition of Olive & June, LLC on December 16, 2024 (the “Acquisition”). The proceeds of the borrowing and cash on hand were used to pay the initial cash consideration payable for the Acquisition inclusive of amounts for cash acquired, excluding the contingent cash consideration of up to $15.0 million. Borrowings under the Credit Agreement bear floating interest at either the Base Rate or Term SOFR (each as defined in the Credit Agreement), plus a margin based on the Net Leverage Ratio (as defined in the Credit Agreement) of 0% to 1.125% and 1.0% to 2.125% for Base Rate and Term SOFR borrowings, respectively, pursuant to the below table. The commitment under the Credit Agreement terminates on February 15, 2029, which is also the maturity date for the new borrowings. The Company may repay amounts borrowed at any time without penalty.

Pricing Level	Net Leverage Ratio	Revolving Commitment Fee and Delayed Draw Commitment Fee	Term SOFR for Loans & Letter of Credit Fees	Base Rate for Loans
I	Less than 1.00 to 1.00	0.100%	1.000%	0.000%
II	Greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00	0.150%	1.125%	0.125%
III	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	0.200%	1.250%	0.250%
IV	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	0.250%	1.500%	0.500%
V	Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	0.300%	1.750%	0.750%
VI	Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	0.350%	2.000%	1.000%
VII	Greater than or equal to 3.50 to 1.00	0.400%	2.125%	1.125%

Additional information regarding the Credit Agreement is contained in Item 1.01 and Item 2.03 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 20, 2024 (“Prior 8-K”) and are incorporated herein by reference. The foregoing discussion of the terms of the Credit Agreement is not complete and is subject to, and qualified in its entirety by reference to, the Credit Agreement filed as Exhibit 10.1 to the Prior 8-K.

Item 7.01    Regulation FD Disclosure.

On December 16, 2024, the Company issued a press release announcing the successful completion of its previously announced acquisition of Olive & June, LLC. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Form 8-K provided under Item 7.01 and Exhibit 99.1 attached hereto are furnished to, but shall not be deemed filed with, the Securities and Exchange Commission or incorporated by reference into the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01    Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description
99.1	Press Release dated December 16, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: December 16, 2024	/s/ Brian L. Grass
Brian L. Grass
Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer
3